Exhibit 23.2

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 26, 1999 included in Weeks' Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.

/s/  Arthur Andersen LLP
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Atlanta, Georgia
August 10, 1999